Exhibit 18.1

April 11, 2025

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Re: Powerdyne International, Inc.

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated April 9, 2025, of Powerdyne International, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

Yinka Oyebola FCA

Managing Partner/CEO